UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 Oakton St. Morton Grove, IL	60053
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

          N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	LWAY	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On November 7, 2022, Lifeway Foods, Inc. (the “Company”) entered into (i) an agreement (the “Stock Purchase Agreement”) with Ludmila Smolyansky (“Ms. Smolyansky”), to purchase 850,340 shares (the “Shares”) of common stock of the Company (the “Common Stock”) from Ms. Smolyansky.

Pursuant to the Stock Purchase Agreement, the Company and Ms. Smolyansky have agreed, among other things, that (i) Ms. Smolyansky will sell the Shares at a purchase price of $4.70 per share, which represents a twenty percent (20.0%) discount to the average closing price of the Common Stock on Nasdaq over the five (5) trading day period ended on the trading day immediately preceding the date of the Stock Purchase Agreement and (ii) Ms. Smolyansky will use a portion of the proceeds to satisfy in full certain obligations of Ms. Smolyansky, which are secured by previously disclosed pledges of Common Stock, causing all such pledges to be released. The purchased Shares will be held in treasury by the Company.

As a closing condition to the Stock Purchase Agreement, Ms. Smolyansky and Mr. Smolyansky will deliver an executed amendment (the “Amendment”) to that certain Settlement Agreement dated as of July 27, 2022 (the “Settlement Agreement”), between the Company and Ms. Smolyansky and Mr. Smolyansky. Pursuant to the Amendment, Ms. Smolyansky and Mr. Smolyansky each agree, among other things, to (i) grant the Company a right of first refusal, subject to Danone North America Public Benefit Corporation’s (“Danone”) right of first refusal, on substantially similar terms as Danone (ii) extend the standstill and all related terms under the Proxy Settlement Agreement through the date of the 2024 annual meeting of the Company’s shareholders (the “Standstill”); and (iii) to appear in person or by proxy and vote their respective remaining shares of Common Stock beneficially owned, individually or otherwise, and controlled by either of them and over which they have power and authority to vote during the Standstill (a) in accordance with the recommendations of the Board at any special meeting or annual meeting of the shareholders with respect to any proposal(s) not related to the sale of the Company or all or substantially all of the assets of the Company; and (b) in proportion to the vote of the other shareholders with respect to any proposal relating to any vote on the sale of the Company or all or substantially all of the assets of the Company. The form of Amendment is attached as Exhibit A to the Stock Purchase Agreement.

The foregoing description of the Stock Purchase Agreement contained herein is qualified in its entirety by reference to the Stock Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Stock Purchase Agreement dated as of November 7, 2022, between the Company and Ludmila Smolyansky.
	104	Cover Page Interactive Data File (formatted as Inline XBRL).

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEWAY FOODS, INC.
Dated: November 9, 2022	By:	/s/ Julie Smolyansky
Name: Julie Smolyansky Title: Chief Executive Officer

3